                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT



     EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 1, 1998, between CRAWFORD EQUIPMENT AND ENGINEERING COMPANY, a Florida corporation (hereinafter referred to as the "Company"), and STEVE ATKINSON (the "Executive").

     The Executive is presently the President for the Company and shall continue to serve in that capacity during the term of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and of other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     SECTION 1.  DEFINITIONS.  For purposes of this Agreement, the following
     ---------   -----------
terms have the meanings set forth below:

     "Base Salary" has the meaning set forth in Section 4.1.
      -----------

     "Cause" means (a)  theft or embezzlement by the Executive with respect to
      -----
the Company; (b) willful malfeasance or nonfeasance of a duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company; (c) the commission of the Executive of any felony resulting in direct material injury to the business or property of the Company;
(d) willful or prolonged absence from work by the Executive (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Executive to perform his duties and responsibilities without the same being corrected within ten days after being given written notice thereof;
or (e) the material breach by the Executive of any of the covenants contained in this Agreement.
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     "Confidential Information" means information that is not generally known to
      ------------------------
the public and that was or is used, developed or obtained by the Company in connection with its business. It shall not include information (i) required to be disclosed by court or administrative order; (ii) lawfully obtainable from other sources or which is in the public domain through no fault of Executive, or
(iii) the disclosure of which is consented to in writing by the Company.

     "Employment Period" has the meaning set forth in  section 2 of this
      -----------------
Agreement.

     "Intellectual Property" has the meaning set forth in  Section 7 of this
      ---------------------
Agreement.

     "Material Change by Company" means  (a)  without the Executive's express
      --------------------------
written consent, the assignment to him of any duties materially inconsistent with his positions, duties, and responsibilities with the Company during the twelve (12) months prior to the date of this Agreement; (b) a material reduction in the Executive's Base Salary; (c) the failure by the Company to continue in effect any benefit or compensation plan, pension plan, life insurance plan, health and accident plan or disability plan in which he is presently participating or enter into new plans substantially similar to those previously mentioned which, when considered in the aggregate, provide him with a substantially similar level of benefits in the aggregate; or (d) any purported termination of his employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.8 below. For purposes of this paragraph, a material reduction in the Executive's Base Salary is defined as 10% of the current Base Salary at the time of reduction.

     "Noncompetition Period" has the meaning set forth in Section 9.1 hereof.
      ---------------------

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Permanent Disability" means those circumstances where the Executive is
      --------------------
unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of four (4) consecutive months.

     "Reimbursable Expenses" has the meaning set forth in Section 4.4 of this
      ---------------------
Agreement.

     "Trade Secrets" shall have the meaning as defined within Section
      -------------
688.002(4), Fla. Stat., as amended.

     SECTION 2.  EMPLOYMENT.  The Company hereby employs the Executive, and the
     ---------   ----------
Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 (the "Employment Period").
                                                         -----------------

     SECTION 3.   POSITION AND DUTIES.
     ---------    -------------------

     3.1  Position and Duties.  The Executive shall serve as President of the
          -------------------
Company and shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board of Directors of the Company, provided, that
                                                                --------
such duties and responsibilities are substantially consistent with his duties with the Company within the twelve (12) month period prior to this Agreement and with those of a senior executive officer. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive shall not directly or indirectly render any services for payment of a business, commercial or professional nature to any other person or for profit organization not related to the business of the Company, whether for compensation or otherwise, without prior written consent of the Company.

     3.2  Reporting.  The Executive will report to the Board of Directors of the
          ---------
Company, or any executive committee(s) hereafter established by such Board of Directors.

     SECTION 4. BASE SALARY, ADDITIONAL COMPENSATION AND BENEFITS.
     ---------  -------------------------------------------------

     4.1  Base Salary.  During the Employment Period, the Executive's base
          -----------
salary will be $75,000 per annum (the "Base Salary"), which Base Salary will be payable in regular installments in accordance with the general payroll practices of the Company. The Base Salary shall be subject to review on an annual basis or at the Company's discretion at such earlier date as the Board of Directors may designate.

     4.2  Additional Compensation.  In addition to the Base Salary, the
          -----------------------
Executive shall receive additional compensation in the form of a Commission equal to one percent (1%) of all gross sales made by the Company and a Bonus equal to three percent (3%) of the net pre-tax profits earned by the Company as reflected by the audited financial statements prepared in accordance with generally accepted accounting principles. Commissions shall be paid to the Executive upon completion of each item sold for which payment has been received by the Company. Bonuses, if any, shall be paid annually by the Company within 60 days following completion of the annual audited financial statements. Commissions and Bonuses payable hereunder shall be subject to review on an annual basis or at the Company's discretion at such earlier date as the Board of Directors may designate.

     4.3  Benefits.  In addition to the Base Salary, and any Commissions and
          --------
Bonuses payable to the Executive pursuant to this Agreement, the Executive shall be entitled to the following benefits during the Employment Period:

          (a) such major medical, life insurance and disability insurance coverage as is, or may during the Employment Period, be provided for other senior executive officers of the Company;

          (b) a maximum of three (3) weeks of paid vacation annually during the term of the Employment Period;

          (c) an automobile on terms and conditions existing at the date of the Agreement; and

          (d) during the Employment Period, the Executive shall also participate in or receive benefits under any other plan or arrangement for the senior executives of the Company in the future, subject to and on a basis consistent with terms and conditions and overall administration of such plans.

     4.4  Expenses.  The Company shall reimburse the Executive for all
          --------
reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to
  ---------------------
reporting and documentation of expenses.

     SECTION 5.  TERM AND TERMINATION.
     ---------   --------------------

     5.1  Term.  The initial Employment Period will terminate on the fifth
          ----
anniversary of the date of this Agreement; provided, that  (a)  the Employment
                                           --------
Period shall terminate prior to such date upon the Executive's resignation, death or Permanent Disability, (b) the Employment Period may be terminated by the Company at any time prior to such date, if such termination shall be for Cause, and (c) the Executive may terminate for a Material Change by the Company during the Employment Period. At the end of the initial Employment Period, this Agreement shall be automatically renewed for a renewal Employment Period of one (1) year and each year thereafter unless either party with sixty
(60) days notice prior to the end of the initial Employment Period or any renewal Employment Period notifies the other of its intention not to renew.

     5.2  Unjustified Termination.  Except as otherwise provided in Section 5.3
          -----------------------
below, if the Employment Period shall be terminated by the Company prior to the fifth anniversary of the date of this Agreement or prior to the end of the year in any renewed Employment Period for any reason, other than (a) for Cause,
(b) as a result of the Executive's resignation or leaving his employment, other than for a Material Change by Company and non-renewal referred to in Section 5.4, or (c) as a result of the death or Permanent Disability of the Executive (collectively, an "Unjustified Termination"), the Executive shall be paid the amount of two and one-half (2 1/2) years of his Base Salary so long as the Executive receiving payments hereunder has not breached and does not breach the provisions of Sections 6, 7, 8 or 9 of this Agreement. The Executive shall also be reimbursed all

Reimbursable Expenses incurred by the Executive prior to the termination of the Employment Period. The amounts payable pursuant to this Section 5.2 may be payable, at the Company's discretion, in one lump sum payment, within 30 days following termination of the Employment Period or in equal monthly installments for the number of months for the length of the period of compensation described herein. Furthermore, an Unjustified Termination shall also include termination by the Executive for a Material Change by the Company.

     5.3  Justified Termination.  If the Employment Period shall be terminated
          ---------------------
by the Company prior to the fifth anniversary of the date of this Agreement (a) for Cause, (b) as a result of the Executive's resignation or leaving of his employment other than for a Material Change by the Company, or (c) as a result of the death or Permanent Disability of the Executive (collectively, a "Justified Termination"), the Executive shall be entitled to receive his Base Salary and Expense Allowance through the date of termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to the termination of the Executive's employment. A termination for Cause shall become effective on the date designated by the Company.

     5.4  Renewal.  If the Company does not renew the Employment Period sixty
          -------
(60) days prior to the end of the Employment Period or renewal thereof, the Executive shall be paid an amount equal to his Base Salary and the prior fiscal period bonus in twelve equal monthly installments commencing on the first month following the end of the Employment Period.

     5.5  Benefits.  Except as otherwise required by law, all of the Executive's
          --------
rights to fringe benefits under this Agreement, if any,
accruing after the termination of the Employment Period as a result of a Justified Termination will cease upon such Justified Termination; provided, that
                                                                  --------
if such Justified Termination is as a result of a Permanent Disability or retirement of the Executive, the Executive shall continue to receive his full major medical, life insurance and disability insurance coverage benefits from the Company plan at the time for twelve (12) months after termination, and the Company shall allow Executive to continue on the said coverage existing at the time of termination for an additional five (5) years if fully paid by the Executive.

     5.6  Notice of Termination.  Any termination by the Company for Permanent
          ---------------------
Disability or Cause or by the Executive for a Material Change by Company shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provisions indicated.

     5.7  Date of Termination.  "Date of Termination" shall mean (A) if this
          -------------------
Agreement is terminated for Permanent Disability, five (5) days after Notice of Termination is given, (B) if Executive's employment is terminated for a Material Change by Company, the date specified in the Notice of Termination, and
(C) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given by the Company.

     5.8  Mitigation.  Executive shall not be required to mitigate the amount of
          ----------
any payment provided for in this Section 5 by seeking other employment or otherwise.

     SECTION 6.  NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION AND TRADE
     ---------   --------------------------------------------------------------
SECRETS.  The Executive will not disclose or use at any time during the
-------
Employment Period or for a period of ten (10) years following the termination of this Agreement for any reason whatsoever (the "Nondisclosure Period") any Confidential Information or Trade Secrets of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this Agreement. Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information and Trade Secrets in his possession and to protect it against disclosure, misuse, espionage, loss and theft.

     SECTION 7.  OWNERSHIP OF INTELLECTUAL PROPERTY.  Throughout the
     ---------   ----------------------------------
Nondisclosure Period, in the event that the Executive as part of his activities on behalf of the Company generate, author or contribute to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of, the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Executive during the Nondisclosure Period will be deemed "a work made for hire" under
Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright herein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of executive's employment hereunder).

     SECTION 8.  DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT.  As
     ---------   ----------------------------------------------------
requested by the Company, from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company will provide the Company with written confirmation that all such materials have been delivered to the Company.

     SECTION 9.  NONCOMPETITION AND NONSOLICITATION.
     ---------   ----------------------------------

     9.1  Noncompetition.  The Executive acknowledges that in the course of his
          --------------
employment with the Company, he has become familiar with, and during his employment with the Company, he will become familiar with, Trade Secrets and other Confidential Information concerning the Company and its respective predecessors, and that his services have been and will be of special, unique and extraordinary value to the Company. Accordingly, the Executive hereby agrees that at any time during the Employment Agreement and for a period of two (2) years following the termination of this Agreement for any reason whatsoever (the "Noncompetition Period"), he will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company as such businesses exist or are in process on the date of the termination of the Executive's employment, within any geographical area in which the Company engages or plans to engage in such businesses. Nothing herein will prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

     9.2  Nonsolicitation.  The Executive hereby agrees that: (a) during the
          ---------------
Nondisclosure Period, the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, and (b) during the Noncompetition Period,
                                      ---
the Executive will not, directly or indirectly through another entity (i) violate any of the provisions of clause (a) of this Section 9.2, or otherwise hire any individual who was an employee of the Company at any time during the Noncompetition Period, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     9.3  Enforcement.  If, at the time of enforcement of Section 9, a court
          -----------
holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum period, scope and area permitted by law.

     SECTION 10.  EQUITABLE RELIEF.  The Executive acknowledges that a breach or
     ----------   ----------------
threatened breach by him of any of his covenants and agreements with the Company contained in Sections 6, 7, 8 or 9 of this Agreement could cause irreparable harm to the Company for which it or they would have no adequate remedy at law. Accordingly, and subject to the provisions of Section 12.14 of this Agreement, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6, 7, 8 or 9 of this Agreement, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

     SECTION 11.  EXECUTIVE REPRESENTATIONS.  The Executive hereby represents
     ----------   -------------------------
and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgement or decree to which the Executive is a party of by which he is bound,
(b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person, and
(c) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

     SECTION 12.  MISCELLANEOUS.
     ----------   -------------

     12.1  Remedies.  The Company will have all rights and remedies set forth in
           --------
this Agreement, all rights and remedies which the Company has been granted at any time under any other agreement or contract and all of the rights which the Company has under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     12.2  Consent to Amendments.  The provisions of this Agreement may be
           ---------------------
amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

     12.3  Successors and Assigns.  All covenants and agreements contained in
           ----------------------
this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company.

     12.4  Severability.  Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     12.5  Counterparts. This Agreement may be executed simultaneously in two or
           ------------
more counterparts, any on of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

     12.6  Descriptive Headings.  The descriptive headings of this Agreement are
           --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     12.7  Notices.  All notices, demands or other communications to be given or
           -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two business days after the date when sent to the recipient: by reputable express courier service (charges prepaid) or four business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

     If to the Executive:  STEVE ATKINSON
                           459 North Pinemeadow Road
                           Debary, Florida 32713

     If to the Company:    CRAWFORD EQUIPMENT AND
                           ENGINEERING COMPANY
                           436 West Landstreet Road
                           Orlando, Florida 32824
                           Telephone:  (407) 851-0993
                           Facsimile:  (407) 851-2406

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     12.8  No Third Party Beneficiary.  This Agreement will not confer any
           --------------------------
rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

     12.9  Entire Agreement.  This Agreement (including the documents referred
           ----------------
to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     12.10  Construction.  The language used in this Agreement will be deemed to
            ------------
be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to, refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

     12.11  Survival.  Sections 6, 7, 8, 9 and 12 of this Agreement will survive
            --------
and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period or other Employment Termination.

     12.12  GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY
            -------------
AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW AND NOT THE LAW OF CONFLICTS, OF THE STATE OF FLORIDA.

     12.13  Prevailing Party.  In connection with any action arising out of this
            ----------------
Agreement or the transactions contemplated hereby, the substantially prevailing party in any such action shall be entitled to receive from the other party all costs and expenses (including reasonable attorneys' fees) incurred by the substantially prevailing party in connection therewith, in addition to any other award made by the court or arbitration tribunal in which such action is brought.

     12.14  Arbitration.  Any controversy arising between the parties or any
            -----------
person claiming under either of them relating to this Agreement or the performance or breach thereof with the sole exception of an action for injunctive relief brought by the Company against the Executive pursuant to
Section 10 of this Agreement, shall be resolved through arbitration in the State of Florida, City of Orlando, in accordance with the then governing Commercial Rules of the American Arbitration Association and judgment or decree may be entered upon the award made by any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              CRAWFORD EQUIPMENT AND
                              ENGINEERING COMPANY



                          By: /s/ James P. Crawford
                             ------------------------------------
                          Printed Name: James P. Crawford
                                       --------------------------
                          Title: Chief Executive Officer
                                 --------------------------------

                                      /s/ Steven Atkinson
                                      ---------------------------
                                      Steven Atkinson

                SALE OF RESTRICTED STOCK TO STEVEN L. ATKINSON

In conjunction with the Employment Agreement between Crawford Equipment and Engineering Company (the "Company") and Steven L. Atkinson (the "Recipient") dated January 1, 1998; the Company's Board of Directors hereby authorizes the sale of 200,000 shares (the "Restricted Shares") of Common Stock of the Company to the Recipient on February 1, 1998 at a purchase price of $.0002 per share. The purpose of this transfer of restricted stock to the Recipient at the current par value of the Company's stock is for the Recipient's contributions to the growth and profits of the Company since his employment in 1983 and to induce him to continue to make such contributions in the future.

RESTRICTIONS
------------

(1) TRANSFER/ISSUANCE. The Restricted Shares after the making of the payment will be promptly issued or transferred and a certificate or certificates for such shares shall be issued in the Recipient's name. The Recipient shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Recipient will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions (subject to Section 2) paid with respect to them, provided, however, that the shares shall be subject to the restrictions in Section 4. Stock certificates representing the Restricted Shares will be imprinted with a legend stating that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with the terms of this agreement and each transfer agent for the Common Stock shall be instructed to like effect in respect of such shares. In aid of such restrictions, the Recipient shall, immediately upon receipt of the certificate(s) therefor, deposit such certificate(s) together with a stock power or other instrument of transfer, appropriately endorsed in blank, with an escrow agent to be designated by the Company, under a deposit agreement containing such terms and conditions as the Company shall approve, the expenses of such escrow to be borne by the Company.

(2) STOCK SPLITS, DIVIDENDS, ETC. If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient, as the owner of the Restricted Shares subject to the restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be imprinted with a legend as provided in Section 1 and deposited by the Recipient under the above-mentioned deposit agreement. When the event(s) described in the preceding sentence occur, all provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed, provided,however, that if the Recipient shall receive rights, warrants, or fractional interests in respect of any of such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Recipient free and clear of the restrictions hereafter set forth.

(3)  RESTRICTED PERIOD.  The term "Restricted Period" with respect to the
     Restricted Shares (after which                              restrictions
     will lapse) means a period starting on February 1, 1998 and ending on such date not less than five (5) years after February 1, 1998.

(4) RESTRICTIONS ON RESTRICTED SHARES. The restrictions to which the Restricted Shares shall be subject are:

        (a) During the Restricted Period applicable to such shares and except as otherwise specifically provided, none of such shares shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of unless they first, by written notice, have been offered to the Company for repurchase for the same amount as was paid for by the Recipient, with appropriate adjustment for any change in the Restricted Shares of the nature described in Section 2 the Company shall not within 30 days following such offer have so repurchased the shares and made payment in fill therefor. Unless such repurchase is otherwise prohibited by the laws of the State of Florida currently in effect at the time of an offer of the Restricted Shares to the Company for repurchase, the Company shall repurchase said shares and make payment in full therefor within thirty (30) days following such offer.

        (b) If the Recipient's employment is terminated for any reason, including such Recipient's death or disability, at any time before the Restricted Period ends, the Company shall so notify the escrow agent appointed under Section 1 above. Such termination shall be deemed an offer to the Company as described in Section (a) above as to:

                   (i) All such shares issued to recipient, if such termination occurs within three years from February 1, 1998;

                   (ii) 66.67 % of the total number of such shares originally issued (including any other or additional securities issued in respect thereof, as contemplated in Section 2 above) to such Recipient, if such termination occurs more than three years after February 1, 1998 but prior to four years after that date;

                  (iii) 33.33% of the total number of such shares originally issued (including any other or additional securities issued in respect thereof, as contemplated Section 2 above) to such Recipient, if such termination occurs on or after four years after February 1, 1998 but prior to the end of the Restricted Period.


(5) LAPSE OF RESTRICTED PERIOD. The restrictions set forth in Section 4 hereof, with respect to the Restricted Shares to which such Restricted Period was applicable, will lapse:

        (a) as to such shares in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as described in
             Section 4(b), or

        (b) as to any shares which the Company will fail to purchase when they are offered to the Company, as described in Section 4(a), upon the Company's failure to so repurchase.


(6) TRANSFERS UPON DEATH OF RECIPIENT. Nothing in this agreement will preclude the transfer of the Restricted Shares, on the Recipient's death, to the Recipient's legal representatives or estate, nor preclude such representatives from transferring any of such shares to the person(s) entitled thereto by will or the laws of descent and distribution, provided, however, that any shares so transferred as to which such restrictions have not lapsed will remain subject to all restrictions and obligations imposed on them.


(7) DELIVERY OF WRITTEN NOTICE. All notices in writing required pursuant to this Section will be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Company, attention Treasurer, and/or escrow agent at its principal office within the City of Orlando, and will be conclusively deemed given on the date of delivery, if delivered or on the first business day following the date of such mailing, if mailed.


It is the intention of both, Crawford Equipment and Engineering Company and Steven Lane Atkinson, that the restrictions referred to above constitute a substantial risk of forfeiture, as defined in Internal Revenue Code Section 83(c)(1) and the Regulations thereunder, of the Restricted Shares during the applicable restricted period. This substantial risk of forfeiture precludes transferability of the Restricted Shares during

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

the Restricted Period, as defined in Internal Revenue Code Section 83(c )(2) and the Regulations thereunder. It is also understood by both, Crawford Equipment and Engineering Company and Steven Lane Atkinson, that a Section 839b) Election WILL NOT be made. Consequently, any income attributable to the Restricted Shares will be recognized by the Recipient in the year(s) coinciding with the schedule provided in Sections 4 and 5 above. The Company will recognize a corresponding amount of compensation expense over the same time period.


Signed: /s/ James P. Crawford              Signed: /s/ Steven Lane Atkinson
       ------------------------------             ------------------------------
       James P. Crawford, CEO                     Steven Lane Atkinson
       For Crawford Equipment and
       Engineering Company

Dated: February 1, 1998                    Dated: February 1, 1998
      --------------------------------           -------------------------------

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